Exhibit 99.2

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Restated Consolidated Financial Statements

December 29, 2011, December 30, 2010, and December 31, 2009

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

2500 Dallas Parkway, Suite 300

Plano, Texas 75093

972.748.0300 p

972.748.0700 f

Thomas A. Montgomery, CPA	Rene E. Balli, CPA
Matthew R. Coscia, CPA	Erica D. Rogers, CPA
Paul E. Greilich, CPA	Dustin W. Shaffer, CPA
Jeanette A. Musacchio	Gary W. Boyd, CPA
James M. Lyngholm	Michal L. Gayler, CPA
Christopher C. Johnson, CPA	Gregory S. Norkiewicz, CPA
J. Brian Simpson, CPA	Karen R. Soefje, CPA

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Managers

Rave Reviews Cinemas, L.L.C.

We have audited the accompanying consolidated balance sheets of Rave Reviews Cinemas, L.L.C. and subsidiaries (the “Company”) as of December 29, 2011 (Restated) and December 30, 2010 (Restated), and the related statements of operations, and members’ deficit, and cash flows for the fiscal years ended December 29, 2011 (Restated), December 30, 2010 (Restated), and December 31, 2009 (Restated). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rave Reviews Cinemas, L.L.C. as of December 29, 2011 (Restated), December 30, 2010 (Restated) and the results of its operations and its cash flows for the fiscal years ended December 29, 2011 (Restated), December 30, 2010 (Restated) and December 31, 2009 (Restated) in conformity with accounting principles generally accepted in the United States of America.

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

As described in Note 2 to the consolidated financial statements, the accompanying consolidated financial statements of Rave Reviews Cinemas, LLC and its subsidiaries as of December 29, 2011, December 30, 2010, and December 31, 2009 have been restated. We therefore withdraw our previous reports dated April 25, 2012, April 15, 2011 and April 15, 2010 on those consolidated financial statements, as originally issued.

Montgomery Coscia Greilich LLP

Plano, Texas

September 27, 2012

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Consolidated Balance Sheets

(dollars in thousands)

	December 29, 2011 (Restated)	December 30, 2010 (Restated)
Assets
Current assets
Cash and cash equivalents	$4,129	$4,996
Accounts receivable	1,335	1,690
Inventories	643	429
Related party receivable	341	—
Prepaids and other current assets	1,712	1,355

Total current assets	8,160	8,470

Property and equipment
Furniture and equipment	47,751	46,472
Buildings and leasehold improvements	127,858	127,416
Land	5,735	5,735

	181,344	179,623

Less: Accumulated depreciation and amortization	(78,608)	(68,459)

Property and equipment, net	102,736	111,164

Other long-term assets	1,018	990

Related party receivable	—	332

Total assets	$111,914	$120,956

Liabilities and Members’ Deficit

Current liabilities
Accounts payable	$8,957	$10,695
Accrued expenses	6,568	6,326
Deferred revenue	2,880	3,171
Senior credit facility	2,000	1,500
Current portion of long-term lease liabilities	2,966	2,360
Current portion of accrued straight-line rent and deferred rent credits	1,375	1,376

Total current liabilities	24,746	25,428

Long-term lease liabilities	121,675	124,640
Accrued straight-line rent and deferred rent credits	9,420	10,611

Total liabilities	155,841	160,679

Commitments and contingencies (note 8)

Members’ deficit
Paid-in capital, net	67,711	67,711
Accumulated deficit	(111,638)	(107,434)

Total members’ deficit	(43,927)	(39,723)

Total liabilities and members’ deficit	$111,914	$120,956

The accompanying notes are an integral part of these restated consolidated financial statements.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Consolidated Statements of Operations and Members’ Deficit

(dollars in thousands)

	December 29, 2011 (Restated)	December 30, 2010 (Restated)	December 31, 2009 (Restated)
Revenue
Admissions	$82,500	$85,257	$91,931
Concessions	38,562	38,362	41,598
Other	4,484	3,726	6,276

Total revenue	125,546	127,345	139,805

Costs and expenses
Film rental	45,020	46,369	49,845
Concession cost of sales	5,131	5,494	6,007
Theater operating expenses	42,038	41,507	42,495
General and administrative expenses	5,227	5,762	8,627
Depreciation and amortization	10,180	10,350	11,210
Fixed asset impairment	539	865	111

Total costs and expenses	108,135	110,347	118,295

Operating income	17,411	16,998	21,510

Interest expense
Cash interest	(21,219)	(22,151)	(28,265)
Deferred financing cost amortization	(206)	(396)	(461)
Write-off of deferred debt cost	—	—	(1,283)
Other income/(expense)	(190)	14,214	126

Net income/(loss) before discontinued operations	(4,204)	8,665	(8,373)

Discontinued operations, including loss on disposal of $493 in 2010 and gain on disposal of $45,509 in 2009	—	(1,393)	49,169

Net income/(loss)	$(4,204)	$7,272	$40,796

Paid-in capital, beginning of year	$67,711	$67,996	$67,996
Members’ redemptions, net	—	(285)	—

Paid-in capital	67,711	67,711	67,996

Accumulated deficit, beginning of year	(107,436)	(114,634)	(155,430)

Net income/(loss)	(4,204)	7,272	40,796

Members’ redemptions in excess of contributed capital	—	(74)	—

Accumulated deficit, end of year	(111,640)	(107,436)	(114,634)

Members’ deficit, end of year	$(43,929)	$(39,725)	$(46,638)

The accompanying notes are an integral part of these restated consolidated financial statements.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(dollars in thousands)

	December 29, 2011 (Restated)	December 30, 2010 (Restated)	December 31, 2009 (Restated)

Cash flows from operating activities
Net income/(loss)	$(4,204)	$7,272	$40,796
Adjustments to reconcile net income(loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,180	11,037	15,064
Fixed asset impairment	539	865	111
Deferred rent credit amortization	(1,221)	(1,220)	(1,890)
Accrued straight-line rent amortization	29	95	435
Amortization of deferred financing costs	568	448	1,744
Loss(gain) on sale of theater assets	—	493	(45,509)
Loss(gain) on lease amendment	—	(14,557)	(151)
Changes in assets and liabilities:
Accounts receivable	355	969	955
Inventories	(214)	265	224
Prepaids and other current assets	(784)	562	(3,141)
Accounts payable	(1,738)	(1,017)	(273)
Accrued expenses	242	(2,845)	3,197
Deferred revenue	(291)	(1,400)	2,626
Other long-term liabilities	—	(915)	177

Net cash provided by operating activities	3,461	52	14,365

Cash flows from investing activities
Purchase of furniture and equipment	(2,260)	(3,179)	(1,012)
Proceeds from sale of theater assets	—	—	48,779
Loan to related party	(9)	(18)	(57)

Net cash provided by/(used in) investing activities	(2,269)	(3,197)	47,710

Cash flows from financing activities
Financing costs	(200)	(201)	(992)
Repayments of long-term lease liability	(2,359)	(1,439)	180
Repayments under senior credit agreements	(9,000)	(11,500)	(58,293)
Borrowings under senior credit agreements	9,500	13,000	2,563

Net cash used in financing activities	(2,059)	(140)	(56,542)

Net increase/(decrease) in cash and cash equivalents	(867)	(3,285)	5,533

Cash and cash equivalents, beginning of year	4,996	8,281	2,748

Cash and cash equivalents, end of year	$4,129	$4,996	$8,281

Supplemental disclosure of cash flow information:
Cash paid for interest	$21,148	$23,056	$28,325

Non-cash financing transactions:
Repurchase of members’ units	$—	$359	$—

The accompanying notes are an integral part of these restated consolidated financial statements.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements

Fiscal Years Ended December 29, 2011, December 30, 2010 and December 31, 2009

(dollars in thousands)

(1)	Organization and Summary of Significant Accounting Policies

As of December 29, 2011, Rave Reviews Cinemas, L.L.C., a Delaware limited liability company, currently operates 21 stadium-seated megaplex theaters with a total of 326 screens through its wholly owned subsidiaries, comprised primarily of its theater assets (collectively, the Company) located in Alabama (7), Florida (5), Indiana (2), Louisiana (2), Illinois, Michigan, Pennsylvania, Tennessee, and Texas.

(a)	Fiscal Year

The Company has adopted a 52/53-week fiscal year ending on the last Thursday in December. Fiscal years 2011, 2010 and 2009 were comprised of 52, 52 and 53 weeks, respectively.

(b)	Principles of Consolidation

The restated consolidated financial statements of the Company include the accounts of Rave and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the theater level valuation analyses that were used to assess the recoverability of the related assets.

(d)	Cash and cash equivalents

For purposes of the restated consolidated statements of cash flows, the Company considers all demand deposits, money market accounts and highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

For cash management purposes, the Company concentrates its cash holdings in a limited number of accounts. At times, the balances in these accounts may exceed the federally insured limit.

(e)	Revenue Recognition and Film Rental Costs

Revenues are generated when admissions and concessions occur. Other operating revenues consist primarily of product advertising (including vendor marketing programs), and other ancillary revenues which are recognized as income in the period earned. Proceeds received from advance ticket sales and gift certificates are recorded as deferred revenue. The Company recognizes revenue associated with gift certificates and advanced ticket sales at such time as the items are redeemed. Film rental costs are recorded based on the applicable admission sales pursuant to the terms of the film licenses.

(f)	Income Taxes

Rave is a limited liability company; therefore, income taxes accrue to the individual holders of the membership units. As such no provision or credit for federal income taxes has been recorded in the accompanying restated consolidated statement of operations and members’ deficit. The Company is subject to state income taxes as applicable.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(1)	Organization and Summary of Significant Accounting Policies, continued

(g)	Fair Values of Financial Instruments

Fair values of financial instruments are estimated using available market information and other valuation methods, including using a discounted cash flow approach based on the interest rates currently available for similar debt. The fair value of financial instruments (including cash and cash equivalents, account receivable, accounts payable, accrued expenses, and variable rate long-term debt) is estimated to approximate the related recorded values as of December 29, 2011, December 30, 2010 and December 31, 2009.

(h)	Inventories

Concession inventories are stated at the lower of cost (first-in, first-out method) or market.

(i)	Property and Equipment

Property and equipment are stated at cost. The Company uses the straight-line method in computing depreciation for financial reporting purposes. Leasehold improvements are amortized over the shorter of the initial lease term or the estimated useful life. The estimated useful lives of the property and equipment range as follows:

Furniture and equipment	3 to 10 years
Buildings and leasehold improvements	5 to 20 years

Expenditures for additions, major renewals, and betterments are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization was $10,180, $10,350 and $11,210 for the fiscal years 2011, 2010 and 2009, respectively.

As of December 29, 2011, included in property and equipment is $91,217 of assets accounted for under capital leases, net of accumulated depreciation of $62,778. As of December 30, 2010, included in property and equipment is $98,378 of assets accounted for under capital leases, net of accumulated depreciation of $54,479.

(j)	Other Long-Term Assets

Other long-term assets include deferred financing costs incurred in connection with the completion of certain financing transactions related to the long-term lease liabilities and the senior credit facility and are amortized over the term of the related financing using the effective interest method. Deferred financing costs, net of accumulated amortization of $9, were $191 at December 29, 2011. For the fiscal year ended December 29, 2011, amortization expense of $205 and $363 is included in depreciation and amortization expense and interest expense, respectively. Deferred financing costs, net of accumulated amortization of $403, were $189 at December 30, 2010. For the fiscal year ended December 30, 2010, amortization expense of $43 and $395 is included in depreciation and amortization expense and interest expense, respectively. Deferred Financing costs, net of accumulated amortization of $8, were $397 at December 31, 2009. For the fiscal year ended December 31, 2009, amortization expense of $43 and $461 is included in depreciation and amortization and in interest expense, respectively, in the accompanying restated consolidated statement of operations and members’ deficit.

(k)	Theater Pre-Opening Operating Costs

Costs incurred prior to the opening of a new theater (including advertising and payroll) are expensed as incurred. No theaters were opened during the fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(1)	Organization and Summary of Significant Accounting Policies, continued

(l)	Impairment of Long-Lived Assets

Management reviews long-lived assets for impairment on an annual basis in connection with its budgeting process and whenever events or circumstances indicate that the carrying amount of the assets may not be fully realizable. This includes periodic reviews of internal management reports and monitoring current and potential future competition in its markets for indicators of changes in events or circumstances that indicate impairment of individual theater assets. Theaters are evaluated for impairment on an individual basis, which management believes is the lowest level for which there are identifiable cash flows. Theaters are evaluated using historical and projected data of theater level cash flow as the primary indicator of potential impairment. If the estimated fair value computed using future theater cash flow is less than the carrying amount of the asset, an impairment loss is recognized for the amount by which the carrying value of the asset exceeds its estimated fair value. For fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009 impairment losses of $539, $865, and $111, respectively, were recognized for long-lived assets recorded in the restatement.

(m)	Deferred Revenue

Deferred revenue relates primarily to vendor programs, gift certificates and advance ticket sales, and is recognized as revenue as described in note 1(e) Revenue Recognition and Film Rental Costs.

(n)	Accrued Straight-Line Rent and Deferred Rent Credits

Most of the Company’s operating leases contain rent escalations at various periods during the applicable lease term. The Company recognizes rental expense for minimum lease payments for these leases on a straight-line basis over the base term of the lease. Accrued straight-line rent totaling $3,135 and $3,106 is included in accrued straight-line rent and deferred rent credits in the accompanying restated consolidated balance sheets as of December 29, 2011 and December 30, 2010, respectively. For both the fiscal years ended December 29, 2011 and December 30, 2010, rent credits of $1,221 were recorded against theater operating expenses. For the fiscal year ended December 31, 2009, rent credits of $1,888 were recorded against operating expenses. For fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009, straight line rent expense of $29, $94 and $434, respectively, were recorded against theater operating expenses.

The Company conducts the majority of its business in leased properties whereby it constructs its theaters on leased land and receives reimbursement, in the form of an allowance, from the landlord for some portion of the cost of the building including interest. During the construction period, Rave is considered the accounting owner of the theater because of its unlimited obligation to cover costs exceeding the landlord’s allowance. The construction cost of the theater consists of both structural elements and normal tenant improvements. Amounts received from the lessor in the form of tenant allowances is reflected as financing from the landlord for the structural elements and normal tenant improvements during the construction period.

Upon completion of the structural elements, determined by the Company to be one month prior to the store opening, a deemed sale-leaseback of the structural elements is effectuated. Those amounts received from the landlord in the form of tenant allowances for the structural elements are treated as sale proceeds. Since the Company has no prohibited form of continuing involvement as described in FASB Accounting Standards Codification (“ASC”) 976 Real Estate – Retail Land, and ASC 840 Leases, the amounts received from the landlord in respect of the structural elements are removed from the Company’s books. No gain or loss is recorded upon de-recognition of the asset and the related liability.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(1)	Organization and Summary of Significant Accounting Policies, continued

(n)	Accrued Straight-Line Rent and Deferred Rent Credits, continued

Upon the derecognition of the structural elements, the Company evaluates the terms of the leaseback to determine if the lease should be classified as an operating or capital lease under the provisions of ASC 840 Leases.

Any allowances from the landlord used for normal (i.e., nonstructural) tenant improvements and/or furniture, fixtures and equipment are reflected as property and equipment with a corresponding credit to deferred rent credits on the accompanying restated consolidated balance sheets. Amounts recorded to normal tenant improvements and/or furniture, fixtures and equipment are depreciated in accordance with the Company’s depreciation policies, while the corresponding amount credited as deferred rent is amortized as a credit to rent expense over the initial lease term in the accompanying restated consolidated statement of operations and members’ deficit. As of December 29, 2011 and December 30, 2010, net long-term deferred rent credits totaling $7,659 and $8,880, respectively, are included in accrued straight-line rent and deferred rent credits in the restated consolidated balance sheets.

(o)	Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were $804, $581 and $1,016 for the fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively, and are included in the theater operating expenses in the restated consolidated statement of operations.

(p)	Discontinued Operations

For purposes of determining discontinued operations, the Company has determined that the theater level is a component of the entity within the context of ASC 360, Property, Plant and Equipment. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company. The Company routinely monitors the results of operations of its theaters to determine whether it’s advantageous to close or sell a theater. The Company evaluates the results of operations of these closed or sold theaters both qualitatively and quantitatively to determine if it is appropriate for reporting as discontinued operations.

On December 18, 2009, the Company sold the assets of its Little Rock, Columbus, Fort Worth and Fort Worth II subsidiaries for $48,779 in cash resulting in a gain on sale of $45,509, net of transaction expenses of $1,854. On December 10, 2010, the Company sold the assets of its Hickory Creek subsidiary (as part of the 2009 asset sale) resulting in a loss on sale of $493. The Company had no discontinued operations during the year ended December 29, 2011.

(2)	Restatement of Previously Issued Consolidated Financial Statements

Following a review of the Company’s lease accounting practices in 2012, the Company corrected its method of accounting for certain theater leases where the Company was considered the owner during the construction period. The correction led to a review of the long-lived assets for impairment and resulted in the Company impairing the assets of six theaters as part of the restatement (see Note 1(l)). To reflect the corrections, the Company restated its consolidated financial statements beginning in fiscal 2008.

Historically, when accounting for certain leases where the Company was considered the owner during the construction period, the Company recorded the lease using sale-leaseback accounting after the construction

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Notes to Restated Consolidated Financial Statements (Continued)

(2)	Restatement of Previously Issued Consolidated Financial Statements, continued

was completed. During review the Company determined it had continuing involvement related to the renewal options at a fixed rental rate. This form of continuing involvement precluded sale-leaseback accounting. The Company revised its accounting to capitalize certain theater leases previously recorded as operating leases.

When evaluating the lease term, the Company had previously considered the base lease term only for those leases with a fixed rental rate. For the leases with renewal options at a fixed rental rate, the Company revised the lease analysis to include the extended lease term.

The correction of changing the accounting of certain leases to capital leases required the Company to consider impairment of the theater assets, including the capitalized leases. The review followed the processes described in Note 1(l) Impairment of Long-Lived Assets, and resulted in impairment losses of long-lived assets at six theaters.

The consolidated balance sheets as of December 29, 2011 and December 30, 2010, and the related consolidated statements of operations and members’ equity/(deficit) and cash flows for the fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009 have been restated for the identified corrections. The effects of the restatements are as follows:

	As of and for the Year Ended December 29, 2011
	As Previously Reported	Adjustments	As Restated
Consolidated Balance Sheet
Property and equipment, net	$121,875	$(19,139)	$102,736
Total assets	131,053	(19,139)	111,914
Current portion of long-term lease liabilities	158	2,808	2,966
Current portion of accrued straight-line rent and deferred rent credits	5,016	(3,641)	1,375
Total current liabilities	25,579	(833)	24,746
Long-term lease liabilities	24,960	96,715	121,675
Accrued straight-line rent and deferred rent credits	62,613	(53,193)	9,420
Total liabilities	113,152	42,689	155,841
Accumulated deficit	(49,810)	(61,828)	(111,638)
Total members’ equity	17,901	(61,828)	(43,927)

Consolidated Statement of Operations
Theater operating expenses	$58,737	$(16,699)	$42,038
Depreciation and amortization	12,555	(2,375)	10,180
Fixed asset impairment	—	539	539
Operating income/(loss)	(1,124)	18,535	17,411
Cash interest expense	(3,922)	(17,297)	(21,219)
Net loss	(5,442)	1,238	(4,204)

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(2)	Restatement of Previously Issued Consolidated Financial Statements, continued

	As of and for the Year Ended December 30, 2010
	As Previously Reported	Adjustments	As Restated
Consolidated Balance Sheet
Property and equipment, net	$132,139	$(20,975)	$111,164
Total assets	141,931	(20,975)	120,956
Current portion of long-term lease liabilities	141	2,219	2,360
Current portion of accrued straight-line rent and deferred rent credits	5,175	(3,799)	1,376
Total current liabilities	27,008	(1,580)	25,428
Long-term lease liabilities	25,117	99,523	124,640
Accrued straight-line rent and deferred rent credits	66,463	(55,852)	10,611
Total liabilities	118,588	42,091	160,679
Accumulated deficit	(44,368)	(63,066)	(107,434)
Total members’ equity	23,343	(63,066)	(39,723)

Consolidated Statement of Operations
Theater operating expenses	$58,431	$(16,924)	$41,507
Depreciation and amortization	12,816	(2,466)	10,350
Fixed asset impairment	—	865	865
Operating income/(loss)	(1,527)	18,525	16,998
Cash interest expense	(4,915)	(17,236)	(22,151)
Other income/(expense)	(343)	14,557	14,214
Net income/(loss) before discontinued operations	(7,181)	15,846	8,665
Discontinued operations	(489)	(904)	(1,393)
Net income/(loss)	(7,670)	14,942	7,272

	As of and for the Year Ended December 31, 2009
	As Previously Reported	Adjustments	As Restated
Consolidated Statement of Operations
Theater operating expenses	$60,936	$(18,441)	$42,495
Depreciation and amortization	13,753	(2,543)	11,210
Fixed asset impairment	—	111	111
Operating income	637	20,873	21,510
Cash interest expense	(9,245)	(19,020)	(28,265)
Other income/(expense)	(25)	151	126
Net loss before discontinued operations	(10,377)	2,004	(8,373)
Discontinued operations	47,773	1,396	49,169
Net income	37,396	3,400	40,796

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Notes to Restated Consolidated Financial Statements (Continued)

(3)	Related Party Receivable

The Company has a $341 and $332 note receivable due from one of its former officers at December 29, 2011 and December 30, 2010, respectively. The former officer’s interest in Company stock is pledged as a security interest for the note. The note receivable accrues interest. Interest accumulated during the fiscal years ended December 29, 2011 and December 30, 2010 was $9 and $18, respectively. In April 2010, the Company entered into an amended note with the former officer where the former officer redeemed 285 Class A member units valued at $359, which was applied against the note receivable, and the due date was extended to March 31, 2015. In fiscal year 2011, the note receivable was in default due to a failure to pay scheduled principal payments and the note receivable is due and payable on demand and therefore classified as current.

(4)	Lease Liabilities

The Company leases seventeen of its theaters from unrelated parties under the terms of sale leaseback agreements accounted for as financing arrangements. Under the agreements, Rave has recorded these amounts as lease liabilities and has retained the related property and equipment in the accompanying restated consolidated balance sheets. The principal is amortized over the initial lease term of 20 years to reduce the net amount borrowed to equal the estimated net book value of the related theater assets at the end of the initial lease term. Upon expiration of the leases, the lessors retain title to the buildings, leasehold improvements, certain equipment and, as applicable, land; therefore, no lump sum cash payments are expected at the end of the lease terms.

During fiscal year 2010, the Company amended the capital leases of its Kalamazoo, Lee Branch, Daphne, and Vestavia Hills subsidiaries. The terms of these amendments resulted in a gain on extinguishment of capital lease liabilities of $14,557, which is included in other income/(expense) on the restated consolidated statement of operations and members’ deficit.

For the fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009, a total of $21,001, $21,811 and $23,531, respectively, were charged to interest expense in the accompanying restated consolidated statements of operations and members’ deficit for these financing transactions.

Future minimum annual payments of principal and interest for the seventeen financing transactions as of December 29, 2011 are as follows:

	Principal	Interest	Total
Fiscal year:
2012	$2,966	$19,774	$22,740
2013	1,627	19,411	21,038
2014	2,131	19,115	21,246
2015	2,990	18,695	21,685
2016	3,678	18,153	21,831
Thereafter	111,249	96,035	207,284

	$124,641	$191,183	$315,824

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Notes to Restated Consolidated Financial Statements (Continued)

(5)	Senior Credit Facility

On December 20, 2006, the Company entered into a credit agreement with General Electric Credit Capital Corporation, as agent (the “Credit Agreement”).

The Credit Agreement includes the following:

•

Loan Commitments – The Credit Agreement initially was comprised of a $35 million revolving loan commitment, a $30 million term commitment, and a $5 million liquidity loan commitment. The commitments may be permanently reduced if certain events occur (as defined in the Credit Agreement) or at the Company’s option. The Company permanently reduced the commitment in 2007 by $3 million and in 2009 by $55 million. On December 8, 2010 the credit agreement was amended to extend the termination date to December 17, 2011 and reduce the commitment by $2 million. On December 13, 2011 a second amendment was signed to extend the termination date to December 17, 2012, reduce the commitment by $4 million to a $6 million revolving loan.

•	Commitment and Ticking Fees – The Company is required to pay a 1% per annum fee on the average unused amount of the Credit Agreement.

•

Guarantee, Collateral, and Financial Covenants – The Company’s obligations under the Credit Agreement are guaranteed by all of its subsidiaries. Such guarantees are secured by a pledge by Rave of all of the capital stock of the subsidiaries as well as a security interest in substantially all of the subsidiaries’ assets.

In addition to the above guarantees and security interests, the Credit Agreement also contains certain covenants that, among others, restrict incurring additional indebtedness, liens on property, merger or consolidation, capital expenditures, investments and transactions in the capital accounts of Rave and its subsidiaries.

Amounts borrowed under the Credit Agreement bear interest at rates based upon an Index Rate (as defined in the Credit Agreement) plus an applicable margin rate predicated upon meeting certain covenant ratios. The average effective interest rate under the Credit Agreements during the fiscal years ended December 29, 2011, December 30, 2010, and December 31, 2009 was 5.25%, 6.20%, and 8.0% respectively. The balance of the Credit Agreement at December 29, 2011 and December 30, 2010 was $2,000 and $1,500, respectively and borrowing availability at December 29, 2011 and December 30, 2010 was $4,000, and $8,500, respectively.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(6)	Operating Leases

The Company leases theaters under non-cancelable operating leases with initial lease terms of 10 to 20 years. In addition to the minimum annual lease payment, the leases require the payment of taxes, insurance, and other costs applicable to the property. Certain leases also provide for contingent rentals based on operating results and include renewal options for additional periods up to 20 years. Rent expense for the fiscal year 2011 totaled $6,750 (net of deferred rent credit amortization of $1,221) and is included in theater operating expenses. Rent expense for the fiscal year 2010 totaled $7,624 (net of deferred rent credit amortization of $1,221) and is included in theater operating expenses. Rent expense for the fiscal year 2009 totaled $11,651 (net of deferred rent credit amortization of $1,888) and is included in theater operating expenses. For fiscal year 2009, contingent rentals totaled $226. There were no contingent rentals in fiscal years 2010 and 2011.

Future minimum payments under operating leases as of December 29, 2011 are as follows:

Fiscal Year
2012	$5,606
2013	5,685
2014	5,711
2015	5,748
2016	6,078
Thereafter	28,846

Total	$57,674

(7)	Members’ Deficit

Members’ deficit is comprised of seven classes of units – Class A, A-1, B, B-1, B-2, C, and D Units. The A Units and A-1 Units, issued for $1 per unit, and majority owned by Boston Ventures Limited Partnerships V and VI, have all of the voting rights, including the ability to elect the board of managers, and certain preferences over other classes of units as it relates to return of invested capital, among others. B Units, issued to members of the Company’s senior management at the date of issuance, have preference over A, C, and D units as it relates to distributions of cash or property after certain levels of investment returns have been achieved by Boston Ventures Limited Partnership V. The B Units and B-1 Units are subject to forfeiture under certain circumstances. Certain nonvoting A Units, and C and D Units issued to unrelated parties in connection with the Company’s initial capitalization and subsequent financings are also eligible to participate in distributions of cash or property once Boston Ventures Limited Partnership V has achieved a certain level of return on its investment. The B, B-1, B-2, C, and D units were issued for $0 per unit. No value was assigned to the B, C, and D Units upon issuance in the accompanying restated consolidated balance sheet since the Company was unable to estimate the probability of achieving the investment returns of Boston Ventures Limited Partnership V. Management continually evaluates the likelihood of Boston Ventures Limited Partnership V achieving the above noted investment returns and continues to be unable to estimate the related probability at December 29, 2011.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(7)	Members’ Deficit, continued

The units issued and outstanding consist of the following:

Class	December 29, 2011	December 30, 2010	December 31, 2009

A	52,138	52,138	52,145
A-1	21,426	21,426	20,500
B	8,800	8,800	8,800
B-1	10,000	10,000	10,000
B-2	12	12	—
C	100	100	100
D	100	100	100

Total	92,576	92,576	91,645

(8)	Commitments and Contingencies

The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from such legal actions will not have a material adverse effect on the Company’s restated consolidated financial position or results of operations.

(9)	Subsequent Events

Management has evaluated subsequent events through September 27, 2012, which is the date the restated consolidated financial statements were available to be issued. As of September 27, 2012, no significant events require recognition or disclosure.